                                                                     EXHIBIT 4.2
                                                                     -----------


                      AGREEMENT AND PLAN OF REORGANIZATION


          AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated December 10, 1997, by and among SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (the "Purchaser"), EDUCATION AND TRAINING CONSULTANTS OF PENNSYLVANIA INC., a Delaware corporation (the "Company"), and RALPH J. CELIDONIO and VINCENT J. DONOHUE (each, a "Holder" and, collectively, the "Holders"), the sole stockholders of the Company and the sole general partners of CELIDONIO & DONOHUE, a general partnership (the "Partnership") (the "Holders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          The Holders own all of the issued and outstanding capital stock of the Company and are the sole general partners of the Partnership. The Purchaser and the Holders wish to enter into an agreement for the acquisition of the Company through a statutory merger (the "Merger") and the acquisition of all of the Partnership interests owned by the Holders (the "Partnership Acquisition" and, together with the Merger, the "Acquisition Transactions") in transactions intending to qualify as poolings-of-interests under the applicable accounting rules and, with respect to the Merger only, a tax-free reorganization under the Internal Revenue Code of 1986, as amended, (the "Code"). The Purchaser, the Company and the Holders wish to enter into a definitive agreement setting forth the terms and conditions of the Acquisition Transactions.

          Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser, the Company and the Holders hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Holders and the Company that the statements contained in this Section 1 are true and correct, except to the extent otherwise indicated in any periodic reports, statements and other documents including, without limitation, all exhibits thereto (collectively the "Purchaser SEC Reports"), filed by the Purchaser with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or as set forth in the disclosure schedule delivered by the Purchaser to the Companies on or before the date of this Agreement (the "Purchaser Disclosure Schedule"). The Purchaser Disclosure Schedule shall be arranged in sections corresponding to the number and lettered sections contained in this Section 1. The disclosure in any section of the Purchaser Disclosure Schedule or in any Purchaser SEC Reports, however, shall be deemed to constitute disclosure for all sections in this Article 1.

          1.1    Organization and Standing; Subsidiaries.
                 ----------------------------------------

                 (a) Each of the Purchaser and its subsidiaries whose business or assets are material to Purchaser, either individually or on a consolidated basis (collectively, the "Purchaser Subsidiaries," and, together with the Purchaser, collectively "Sylvan") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, and reasonably could not be expected to, individually or in the aggregate, have a material adverse effect on the business, assets (whether tangible or intangible), financial condition, results of operations or business prospects ("Material Adverse Effect") of Sylvan.

                 (b) Each of the Purchaser and the Purchaser Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Sylvan.

          1.2    Financial Statements; Exchange Act Filings.
                 ------------------------------------------

                 (a) The Purchaser has heretofore delivered to the Holders copies of the Purchaser's consolidated financial statements as of and for the years ended December 31, 1994, 1995 and 1996, which have been audited by Ernst & Young LLP, independent auditors, and its unaudited interim financial statements for the nine months ended September 30, 1997 (the "Purchaser Financial Statements"). The Purchaser Financial Statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis by the Purchaser (except as may be indicated in the notes thereto) and in conformity with the Commission's Regulation S-X, the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject in the case of any unaudited financial statements to normal recurring year-end audit adjustments, which are not expected to be material in amount). Since January 1, 1996, the Purchaser has not made any material changes in the accounting policies applied to the Purchaser Financial Statements, and no such changes are contemplated nor, to the best of the Purchaser's knowledge, required under generally accepted accounting principles or the Commission's Regulation S-X.

                 (b) All Purchaser SEC Reports required to be filed by the Purchaser with the Commission under the Exchange Act during the 24 months preceding the date of this Agreement were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. At the time filed with the Commission by the Purchaser, no Purchaser SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 1.3   No Conflict With Other Documents.  Neither the execution
                       --------------------------------
and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Purchaser's Charter or By-Laws, any terms of any contract or other instrument to which the Purchaser is a party, or any judgment, decree or order applicable to the Purchaser, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except where such event or occurrence would not, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

                 1.4   Authority.  The execution, delivery and performance of
                       ---------
this Agreement by the Purchaser have been duly authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of the Purchaser. Upon the satisfaction of all conditions contained herein and the filing of the Articles and Certificate of Merger with the Maryland State Department of Assessments and Taxation and the Secretary of State of the State of Delaware, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company with and into the Purchaser.

                 1.5   Validity of Common Stock.  The shares of Common Stock,
                       ------------------------
$.01 par value per share, of the Purchaser ("Purchaser Common Stock") to be issued or delivered by the Purchaser in connection with the Merger and the Partnership Acquisition (collectively, the "Merger Shares") have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

           2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE HOLDERS. The Company and each of the Holders, jointly and severally, hereby represent and warrant to the Purchaser that the statements contained in this Section 2 are true and correct, except as set forth in the disclosure schedules delivered by the Company, the Partnership and the Holders on or before the date of this Agreement (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2. The disclosure in any section, however, shall be deemed to constitute disclosure for all sections in this Article 2.

                 2.1   Authorized and Issued Shares of the Company; Partnership
                       --------------------------------------------------------
Interests.
---------

                 (a) The entire authorized capital stock of the Company consists of Two Hundred and Fifty (250) shares of Common Stock, $.01 par value per share (the "Company Common Stock"), of which 250 shares are issued and outstanding. No shares of Company Common Stock are held in the Company's treasury and no shares are reserved for issuance. All outstanding shares of Company Common Stock have been duly authorized and are validly issued and are fully paid and non-assessable and are owned of record and beneficially by the Holders, in the amount set forth opposite their names on Section 2.1(a) of the Seller Disclosure Schedule. The Company is not a party to or bound by any options, calls, contracts, preemptive rights or commitments of any character relating to any issued or unissued capital stock, or any other equity security issued or to be issued by the Company.


                       (b) All of the general partnership interests in the Partnership (the "Partnership Interests") are owned of record and beneficially by the Holders, free of all pledges, liens, restrictions, claims or encumbrances of any kind in the manner set forth in Section 2.1(b) of the Seller Disclosure Schedule. Each such Partnership Interest has been validly issued by the Partnership in accordance with the Partnership Agreement.

                 2.2   Organization.  The Company is a corporation duly
                       ------------
organized validly existing and in good standing under the laws of the State of Delaware. Each of the Company and the Partnership has full corporate or partnership power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties or assets it now owns or holds under lease and to perform the actions contemplated hereby. Complete and accurate copies of the Company's current Charter, By-Laws, minute books and stock transfer books and the Partnership's Partnership Agreement have been provided to the Purchaser, and such copies are complete and correct and in full force and effect. Neither the Company nor the Partnership owns or has any direct or indirect interest in any other corporation, firm, partnership, joint venture enterprise or other business entity.

                 2.3   Transactions with Affiliates.  Except as set forth in
                       ----------------------------
Section 2.3 of the Seller Disclosure Schedule or in the Company or Partnership Financial Statements (as hereinafter defined), neither the Company nor the Partnership is a party to any contract, agreement or other arrangement with any current or former officer, director, stockholder or partner or any affiliate of any such persons. Each transaction required to be listed on the Seller Disclosure Schedule is on terms no less favorable than terms available from unrelated parties.

                 2.4   Financial Statements.  The Holders have provided to the
                       --------------------
Purchaser (a) audited combined income and cash flow statements for the Company and the Partnership for the twelve months ended August 31, 1997 and combined audited balance sheets for the Company and the Partnership as at August 31, 1997 (collectively, the "Audited Financial Statements"); (b) unaudited balance sheets for the Company and for the Partnership as at November 30, 1997 (the "Unaudited Balance Sheets," and together with the Audited Financial Statements, the "Financial Statements), which (i) were prepared in a manner consistent with the Audited Financial Statements and (ii) do not reflect any adverse changes in the financial condition of the Company or the Partnership since the date of the Audited Financial Statements; and (iii) a preliminary income statement for the 1998 fiscal year to date since September 1, 1997 for each of the Company and the Partnership. The Audited Financial Statements utilize the "percentage of completion" method of revenue recognition for the Educational Contracts (as hereinafter defined). The Financial Statements are complete and correct in all material respects and present fairly and accurately the financial position and results of operations of the Company or the Partnership, as the case may be, as of and for the periods indicated. There are no material liabilities or obligations of the Company or the Partnership, as the case may be, whether contingent or absolute, as of the dates of such statements, including liability for taxes of any type, which should have been shown or provided for in the Financial Statements and are not so shown or provided for or shown as reserved against. Except as set forth in Section 2.4 of the Seller Disclosure Schedule, since August 31, 1997, there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, financial position, business, operations, properties or prospects of the Company or the Partnership. The accounts receivable of the Company and the Partnership arose in each case, and all accounts receivable that will be outstanding as of the Closing Date relating to the Company and to the Partnership shall have arisen in each case, from bona fide transactions in the ordinary course of business and will be collectible by the Company or the Partnership, as applicable, in full, less applicable reserves shown in the Audited Financial Statements, in the ordinary course of business within 90 days of the Closing Date, and there are no offsets or claims related to such accounts receivable.

                 2.5   Taxes.  The Company, the Partnership and the Holders
                       -----
each has properly prepared and filed all federal, state and other tax returns required to be filed by them in connection with the business and operations of the Company and the Partnership. True and complete copies of all federal and state income tax returns for the Company and the Partnership for each of the years ended December 31, 1994 through December 31, 1996 have been delivered or made available to the Purchaser on or prior to the date hereof and copies of other returns will be made available upon request. Except as set forth on
Section 2.5 of the Seller Disclosure Schedule, none of the Company, the Partnership or the Holders has any liability for any federal, state, county, local or other taxes whatsoever, or is now subject to audit by any taxing authority. No proposed taxes, additions to tax, interest or penalties have been asserted or are pending against the Company or the Holders with respect to periods ending on or before Closing, and no such matters are under discussion with the applicable authorities. All deductions taken by each of the Company and the Partnership on its respective federal and state income tax returns were valid business deductions. There are no agreements, waivers, or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid tax against the Company or the Holders. The Company, the Partnership and the Holders have withheld or otherwise collected all taxes or amounts it was or they were, as the case may be, required to withhold or collect under any applicable federal, state or local law, including, without limitation, any amounts required to be withheld or collected with respect to employee state and federal income tax withholding, social security, unemployment compensation, sales or use taxes or workmen's compensation, and all such amounts have been timely remitted to the proper authorities.

                 2.6   Agreements.  Section 2.6 of the Seller Disclosure
                       ----------
Schedule identifies each of the following agreements, contracts, documents and other items (whether written or oral) as to which the Company or the Partnership is a party or otherwise is bound (and all such contracts, or summaries thereof, have been made available to the Purchaser) as of the date of the execution of this Agreement: (i) all contracts to provide remedial educational services to certain non-public schools in the United States under the Federal Chapter I Program and Act 89 Program contracts (collectively, the "Educational Contracts"); (ii) all documents relating to indebtedness for money borrowed or collateral therefor, including guarantees; (iii) all agreements or plans relating to employment, compensation of or benefits for officers or employees of the Company or the Partnership, as the case may be; (iv) all contracts for the purchase of materials, supplies, services, merchandise or equipment involving consideration of more than $50,000 or involving purchases in excess of normal operating requirements; (v) any contract, agreement, or instrument not entered into in the ordinary course of the business of the Company or the Partnership, as the case may be; (vi) any contract containing restrictions on the operations of the Company or the Partnership, as the case may be, or its ability to compete in any geographic region or in any line of business; (vii) any lease of real property and all personal property leases calling for annual lease payments in excess of $10,000; and (viii) each and every other contract which is material to the financial condition, earnings, operation or business of the Company or the Partnership, as the case may be. Each of the contracts and agreements so listed (collectively, the "Contracts") is a valid and existing contract or agreement in full force and effect and there exists no default thereunder. None of the Contracts will be violated or breached and no default or right of termination or modification shall arise thereunder as a result of the consummation of the transactions contemplated by this Agreement.

                 2.7   Educational Contracts.  Except as set forth in Section
                       ----------------------
2.7 of the Seller Disclosure Schedule:

                       (a) The Company is not in breach or default under or in violation of, nor alleged to have breached, defaulted or violated any of the Educational Contracts;

                 (b) The Company is not under any liability or obligation to refund any amount previously paid to the Company for services provided by the Company or the Partnership under the Educational Contracts, and the Company has paid or has made adequate provision to pay when due all accounts payable, payroll, payroll taxes, if applicable, and other amounts due on account of the Educational Contracts;

                       (c) The Company has not secured any of the Educational Contracts other than in compliance with all applicable laws, rules and regulations; and the terms of payment and/or compensation for each of the Educational Contracts complies with all applicable laws, rules and regulations relating to competitive bidding; each of the Educational Contracts not obtained through competitive bidding was secured in an arms' length transaction.

                       (d) Each of the Educational Contracts is valid and in full force and effect, and true copies thereof have been heretofore provided to Purchaser; the Company has in all material respects performed all obligations required to be performed by it under, and is not in material default in any respect under, in material conflict in any respect with, or in material violation in any respect of, any of the Educational Contracts; and the Company has not received notice of non-compliance or alleged non-compliance with any of the Educational Contracts; and each Educational Contract, to date, has generated an operating profit and neither the Company nor the Holders have knowledge of any facts or circumstances which would cause the Educational Contracts to become unprofitable.

                       (e) Neither the Company nor the Holders has knowledge of any current intention on the part of any of the other parties to the Educational Contracts to cancel the same or not to renew the same with the Company at the end of the current term thereof.

                       (f) Neither the Company nor the Holders has received any claim of overpayment or alleged overpayment by any other party to any of the Educational Contracts, and except as described in Section 2.7 of the Seller Disclosure Schedule, there have been no audits or other reviews of the costs, billing methods or performance of the Company under any of the Educational Contracts, and no such audits or other reviews are in progress or, to the knowledge of the Company or the Partnership, contemplated.

                       (g) No consent, approval or authorization of, notice to or declaration, filing or registration with, any third party is required in connection with the Acquisition Transactions or the execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated thereby.

                 2.8   Property.  Section 2.8 of the Seller Disclosure Schedule
                       --------
sets forth a schedule (the "Property Schedule") of (i) all real property owned or leased by the Company or the Partnership (the "Real Property"), (ii) all individual items of tangible personal property, including all mobile classrooms and trailers, and assets (other than inventory) of the Company and the Partnership; and (iii) all patents, trademarks, trade names, service marks, trade secrets, copyrights, franchise rights or applications therefor which are held, used, prepared in connection with or otherwise related to the conduct of the business of the Company or the Partnership. Except as set forth in the Property Schedule, the Company or the Partnership, as the case may be, has good and marketable title to all of such property and assets owned by it, free of any pledge, mortgage, lien, lease, security agreement, encumbrance, charge or claim of any nature whatsoever. The machinery and equipment of the Company and the Partnership are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted. Neither the Company nor the Partnership is infringing on any patent, trademark, trade name, service mark, trade secret or copyright of another entity and has received no notice or claim of any such infringement.

                 2.9   Legal Proceedings, Etc.  Except as set forth in Section
                       -----------------------
2.9 of the Seller Disclosure Schedule, there are no legal, administrative, arbitration, or other proceedings or governmental investigations pending or, to the best of the Company's, the Partnership's and the Holders' knowledge, threatened against the Company, the Partnership or the Holders, or their respective properties or assets.

               2.10  Compliance; Licenses. Each of the Company and the
                     --------------------
Partnership has at all times in the past operated and used its assets in material compliance with, and currently is not in violation of, and has obtained all material licenses and permits required by, any law, rule or regulation. Each of the Company and the Partnership is duly qualified to do business as a foreign corporation or partnership in good standing in those jurisdictions in which the ownership and operation of its business requires such qualification. Section
2.10 of the Seller Disclosure Schedule contains a true and complete list of all material licenses, permits, approvals, franchises and other authorizations as are necessary in order to enable each of the Company and the Partnership to own and conduct its business.

               2.11  Bank Accounts, Etc.  Section 2.11 of the Seller Disclosure
                     ------------------
Schedule sets forth a true and complete list of all bank accounts, safe deposit boxes and lock boxes of each of the Company and the Partnership including, with respect to each such account and lock box, identification of all authorized signatories.

               2.12  Insurance. Section 2.12 of the Seller Disclosure Schedule
                     ---------
sets forth a summary of all general liability, product liability, fire, casualty, motor vehicle and other insurance currently maintained by or on behalf of the Company or the Partnership. All requirements and provisions thereof are being complied with. True and correct copies of all insurance policies relating to such coverage have been provided by the Holders to the Purchaser. No notice of cancellation has been given to or received by either the Company or the Partnership with respect to any of its insurance policies. No such policies are or will become subject to an assessment due to any retroactive rate or audit adjustments or coinsurance arrangements.

               2.13  Employee Matters. Except as set forth in Section 2.13 of
                     ----------------
the Seller Disclosure Schedule, neither the Company nor the Partnership maintains, sponsors or contributes to any plans in effect for pension, profit-sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases (if applicable), or any other retirement or deferred benefit, or for any health, accident or other welfare plan, or any other employee or retired employee benefits or incentive plan, program, contract, understanding or arrangement in which any employee, former employee, retired employee, or beneficiary of any of these, of the Company or the Partnership is entitled to participate. The plans, programs, contracts, understandings and arrangements listed on the Seller Disclosure Schedule pursuant to this Section 2.13 are hereinafter referred to as the "Employee Plans." The Company and the Partnership have supplied the Purchaser with complete and accurate copies of each such Employee Plan. Each Employee Plan has been operated according to its terms in compliance with all applicable laws.

               2.14  Recent Operations.  Since August 31, 1997, (i) each of the
                     -----------------
Company and the Partnership has operated its business substantially as it was operated immediately prior to said date and only in the ordinary course; the Company, the Partnership and the Holders have used their best efforts to preserve intact the Company's business relationships, (ii) there have been no bonuses paid to or increases in the compensation of officers or employees of the Company or the Partnership, except as set forth in Section 2.14(ii) of the Seller Disclosure Schedule, and (iii) except as set forth in Section 2.14(iii) of the Seller Disclosure Schedule, the Company has not declared or paid any dividend or made any other distribution with respect to its capital stock.
Section 2.14(iv) of the Seller Disclosure Schedule sets forth the name and job title of each individual who has left the employ of the Company or the Partnership since August 31, 1997. Section 2.14(v) of the Seller Disclosure Schedule sets forth the name of each of those individuals, the loss of whose services would have an adverse impact on the operations of the Company or the Partnership.

               2.15  Working Capital and Net Earnings of the Company and the
                     -------------------------------------------------------
Partnership.  As at August 31, 1997  the Company and the Partnership had, and,
-----------
as of the date hereof, have on a combined basis (after reductions for intercompany transactions): (i) working capital, after payment of, or accrual for, all distributions of cash or property to be made to the Stockholders as of and through the date hereof ("Combined Working Capital") of no less than $50,000; and (ii) no long-term bank debt ("Combined Long-Term Bank Debt"). For the twelve months ended August 31, 1997, the combined recurring earnings before income taxes for the Company and the Partnership were no less than $360,000.00 after payment of, or accrual for, all distributions of cash or property to the Holders through August 31, 1997.

               2.16  Environmental Matters.  No storage tanks, underground or
                     ---------------------
otherwise, are now located on any properties occupied by the Company or the Partnership. Each of the Company and the Partnership has complied with all environmental laws relating to its operations or properties occupied by it. There are no asbestos containing materials located on properties occupied by the Company or the Partnership. Neither the Company nor the Partnership has received any notice, demand, suit or information request pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any comparable state law, nor does it have knowledge of any other party's receipt of same relating to any properties occupied by the Company or by the Partnership, as the case may be.

               2.17  Disclosure. The Company and the Holders have disclosed to
                     ----------
the Purchaser all facts material to the assets, business, operations, financial condition and prospects of the Company and the Partnership. All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Purchaser by or on behalf of the Holders, the Company or the Partnership in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects, and no such items contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained herein and therein not misleading.

               2.18  No Conflict With Other Documents.  Except as disclosed in
                     --------------------------------
Section 2.18 of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement, nor the carrying out of any of the transactions contemplated hereby, will result in any violation, termination or modification of, or be in conflict with, the Company's Charter or By-Laws or the Partnership's Partnership Agreement, any terms of any contract, instrument or other agreement to which the Company or the Partnership is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Company or the Partnership or by which any of its properties or assets are bound or affected, or result in any breach of or constitute a default (or with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets pursuant to any contract, instrument or other agreement to which the Company or the Partnership is a party or by which it or any of its properties or assets is bound or affected.

               2.19  Conduct of Business. After August 31, 1997 and through the
                     -------------------
date of the Closing, with respect to the Company and the Partnership (a) the business of the Company and the business of the Partnership has been conducted only in the ordinary course; (b) the Company and the Partnership have terminated such of its Employee Plans as required by Purchaser and have not entered into, adopted or amended any employee benefit plan, agreement or arrangement, entered into or amended any employment contracts, or increased the salaries of or compensation of its officers or employees, other than ordinary increases in salaries of employees other than the Holders in accordance with past practices;
(c) all outstanding loans payable by the Company or the Partnership to the Holders or receivable by the Company or the Partnership from the Holders or any employee have been repaid in full by the appropriate party; (d) Holders have used their best efforts to preserve the business organization of the Company and of the Partnership intact, to keep available the service of the officers and employees of the Company and the Partnership and to preserve the goodwill of suppliers, customers and others doing business with the Company and the Partnership; (e) neither the Company nor the Partnership has entered into any agreement for the purchase, sale or other disposition, or to purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets (other than sales of inventory and purchases of materials and supplies in the ordinary course of business and in accordance with past practices); (f) neither the Company nor the Partnership has compromised or written off any material account receivable other than by collection of the full recorded amount thereof;
(g) no change has been made in the Charter or By-Laws of the Company or to the Partnership Agreement of the Partnership; (h) no change has been made in the number of shares or terms of the authorized, issued or outstanding capital stock of the Company, nor has the Company entered into or granted any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; and (i) no dividend or other distribution or payment has been declared or paid in respect of the capital stock of the Company, except as permitted by Section 2.15.

               2.20  Brokers and Advisors. Neither the Company nor the
                     --------------------
Partnership has taken any action which would give rise to a valid claim against the Purchaser for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

               2.21  Authority; Binding Obligation. The Company has all
                     -----------------------------
necessary corporate or partnership power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by the Company's board of directors and the Holders. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon the satisfaction of all conditions contained herein and the filing of the Articles and Certificate of Merger with the Maryland State Department of Assessments and Taxation and the Secretary of State of the State of Delaware, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company with and into the Purchaser (the "Merger").

          3. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Each of the Holders, severally, and not jointly, hereby represents and warrants to the Purchaser as follows:

               3.1   Ownership of Company Common Stock and Partnership Interests
                     -----------------------------------------------------------
The Holder has good and marketable title to the number of issued and outstanding shares of Company Common Stock and to the Partnership Interests set forth opposite his name in Section 2.1 of the Seller Disclosure Schedule, free and clear of any pledges, liens, restrictions, claims or encumbrances of any kind. The Holder is not a party to or bound by any options, calls, contracts, or commitments of any character relating to any issued or unissued stock, partnership or any other equity security issued or to be issued by the Company or the Partnership.

               3.2   No Conflicts.  Neither the execution and delivery of this
                     ------------
Agreement nor the carrying out of the transactions contemplated hereby, will result in any breach of or constitute a default (or with notice or lapse of time or both would become a default), or give to others any rights, under the terms of any contract, instrument or other agreement to which the Holder is a party or is otherwise bound, or any judgment, decree or order applicable to the Holder.

               3.3   Binding Effect. This Agreement is a valid and legally
                     --------------
binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

               3.4   Litigation. There is no litigation, proceeding or
                     ----------
governmental investigation pending or threatened or in prospect against or relating to (i) the Holder, (ii) the shares of Company Common Stock owned by him, (iii) the Partnership Interests owned by him or (iv) the transactions contemplated by this Agreement.

               3.5   Brokers and Advisors.  The Holder has taken no action which
                     --------------------
would give rise to a valid claim against the Purchaser for a brokerage commission, finder's fee, counseling or advisory fee or like payment.

               3.6   Investment Intent. It is understood that the Merger Shares
                     -----------------
are not being registered, for purposes of the transactions hereunder, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and the shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act or any state securities laws. The Holder is acquiring the Purchaser Common Stock hereunder only for his own account for investment and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act unless such shares first are registered under the Securities Act.

               In connection with each foregoing, each Holder hereby represents and warrants that:

                     (a) he has reviewed, discussed and evaluated the information delivered under Section 1.2 and has had the opportunity to ask questions of, and receive answers from, executive officers of the Purchaser concerning the terms and conditions of this Agreement and to obtain any additional information which he considered necessary to verify the accuracy of the information delivered under Section 1.2;

                     (b) he understands that he must bear the economic risks of the investment in Purchaser Common Stock to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or an exemption from registration is available; and

                     (c) he has sufficient knowledge and experience in financial and business matters to enable him to be capable of evaluating the merits and the risks of the exchange of the Company Common Stock and Partnership Interests for the Purchaser Common Stock contemplated by this Agreement and his prospective investment in the Purchaser.

               3.7   Legends. It is understood and agreed that, to implement the
                     -------
requirements of the Securities Act and state securities laws and evidence the restrictions upon transfer contained in this Agreement, the Purchaser will cause a legend to be conspicuously noted on the certificates representing the Purchaser Common Stock deliverable hereunder, and that the Purchaser will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act and that no transfer may take place except as permitted by Section 10 of this Agreement and after delivery of an opinion of counsel satisfactory to the Purchaser to the effect that registration thereof for the purpose of transfer is not required under the Securities Act or that the stock proposed to be transferred has been effectively registered for that purpose under the Securities Act.

               3.8   No Agreements Regarding Purchaser Common Stock. Each of the
                     ----------------------------------------------
Holders has not entered into any agreement or understanding with anyone for the sale, at the Holder's option or otherwise, of any of the Common Stock to be delivered hereunder to the Holders at the Closing.

               3.9   Expenses Relating to Leased Property. All of the expenses
                     ------------------------------------
which were due and payable during the twelve months ended August 31, 1997 relating to ownership and maintenance of the property owned by the Holders which is located at 301 North Jordan Street, Allentown, Pennsylvania 19382, and which is currently leased by the Partnership from the Holders, were paid by the Company or the Partnership and were reflected on the Audited Financial Statements.

          4. COVENANTS OF THE PURCHASER. The Purchaser covenants to the Company and to each of the Holders that, except as otherwise consented to in writing by the Company and each of the Holders after the date of this Agreement:

               4.1   Cause Conditions to be Satisfied. The Purchaser will use
                     --------------------------------
its best efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied (to the extent such matters reasonably are within its control).

               4.2   Tax-Free Reorganization.  The Purchaser recognizes that the
                     -----------------------
Company and the Holders desire to treat the Merger as tax-free reorganization under Section 368(a)(1)(A) of the Code and will use its best efforts to cooperate with the Company and the Holders in this regard.

               4.3   Consents. Purchaser agrees to take all necessary corporate
                     --------
or other action and use its best efforts to obtain all consents and approvals required, or deemed advisable in the Holders' opinion, for consummation of the transactions contemplated by this Agreement.

               4.4   SEC Reports. Purchaser will timely file all SEC reports
                     -----------
required to be filed by it after the date hereof.

          5. COVENANTS OF THE COMPANY AND THE HOLDERS. The Company and each of the Holders, jointly and severally, covenant to the Purchaser that, except as otherwise consented to in writing by the Purchaser after the date of this
Agreement:

               5.1   Consents.  Each shall take all necessary action (including
                     --------
obtaining consents from the other parties to those of the Educational Contracts the terms of which require prior consent to the indirect transfer of the Educational Contracts, in transactions such as the Acquisition Transactions) and to use their best efforts to obtain all consents and approvals required, or deemed advisable in the Purchaser's opinion, for consummation of the transactions contemplated by this Agreement.

               5.2   No Solicitation. The Holders, the Company, the Partnership,
                     ---------------
their affiliates and their respective officers, directors, employees, representatives and agents (i) shall immediately cease any existing discussions or negotiations, if any, with any parties with respect to any acquisition (other than the transactions contemplated by this Agreement) of all or any material portion of the assets of, or any equity interest in, either of the Company or the Partnership or any business combination with either of the Company or the Partnership, (ii) shall not solicit, initiate, encourage, or furnish information in response to any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer or similar transactions involving either of the Company or the Partnership, other than the transactions contemplated by this Agreement) (any of the foregoing transactions being referred to in this Agreement as a "Purchase Transaction") (iii) shall not engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Purchase Transaction, and
(iv) shall not agree to, approve or recommend any Purchase Transaction. If the Company, the Holders or the Partnership shall nevertheless receive any indications of interests or proposals with respect to any Purchase Transaction, it shall provide a copy of any such written proposal to the Purchaser immediately after receipt thereof. Each of the Holders agrees that the Purchaser's remedy at law for breach of the covenants contained in this Section
5.2 would be inadequate and, accordingly agree that the Purchaser shall be entitled to equitable relief, including injunction and specific performance, to prevent breach of the covenants contained in this Section 5.2.

               5.3   Non-Competition.
                     ---------------

                     (a) Each of the Holders agrees that during the period beginning on the date hereof and terminating on the fifth anniversary of the date hereof (the "Noncompetition Period"), he will not, directly or indirectly, either individually or in his capacity as an employee, owner, partner, subcontractor, consultant, licensee, franchisee or agent of a business or enterprise other than the Company or the Partnership: (i) engage in the business of providing educational services to non-public schools in the Commonwealth of Pennsylvania or the State of Ohio (the "Business"), except (A) on behalf of the Purchaser, the Company or the Partnership and (B) in his current teaching position at Arch Bishop Bonner High School or in another substantially equivalent teaching position at a private, public or parochial high school; (ii) interfere with, solicit, or accept for himself, or otherwise for his benefit or for anyone other than the Company, the Partnership and/or the Purchaser, in connection with the Business during the Noncompetition Period, any existing or potential customers of the Company, the Partnership and/or the Purchaser; or
(iii) solicit, hire or arrange to hire any person who at the time of such hire or within six (6) months prior to the time of such hire was an employee of the Company, the Partnership and/or the Purchaser and was not involuntarily terminated by the Company, the Partnership and/or the Purchaser, as the case may be, or for himself or for any business entity with which he may be, or may be planning to be, affiliated or associated with, or otherwise interfere with the retention of employees of the Company, the Partnership and/or the Purchaser.

               (b) It is recognized that damages in the event of breach of the terms of this Section 5.4 by either of the Holders would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Purchaser, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Purchaser may have.

               (c) The invalidity of any provision of this Section 5.4 shall not affect the validity of any other provision. In the event that any provision of this Section 5.4 or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the temporal or substantive scope of the restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner as is required to make this Section 5.4 as modified legal and enforceable to the fullest extent permitted under applicable laws.

               5.4   Lease. The Holders shall enter into a year-to-year lease
                     -----
with the Purchaser with regard to the property owned by the Holders which is located at 301 North Jordan Street, Allentown, Pennsylvania 19382, which such property is currently leased by the Partnership from the Holders. The Holders have no reason to believe that the operating expenses associated with the leased premises will be materially higher than those currently paid by the Partnership.

               5.5   Other Covenants.  For a period beginning on the date of the
                     ----------------
Closing of the transactions contemplated by this Agreement and ending six (6) months thereafter, each of the Holders shall be available from time to time to the Purchaser for purposes of consultation and other assistance with the transition of the operations of the Company and the Partnership to the Purchaser. Subsequent to this period, neither of the Holders shall have an ongoing role in the operations of the Company or the Partnership unless otherwise to agreed to by the Purchaser and the Holders.

               5.6   Cause Conditions to Be Satisfied. The Company and each of
                     --------------------------------
the Holders will use their best efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied (to the extent such matters reasonably are within their control).

               5.7   Further Assurances.  At and after the Closing, each of the
                     ------------------
Holders agrees, and authorizes the officers of the Purchaser, to execute and deliver, in the name of and on behalf of the Company, the Partnership and the Holders, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, the Partnership and the Holders, any other actions and things to vest, perfect or confirm of record or otherwise in the Purchaser any and all right, title and interest in, to and under any of the rights, properties or assets of the Company or the Partnership acquired or to be acquired by the Purchaser as a result of the, or in connection with, the Merger and the Partnership Acquisition, including delivery and assignment of Certificates of Title or Certificates of Origin, as the case may be, representing ownership of mobile classrooms and trailers.

          6. MERGER OF PURCHASER AND THE COMPANY AND ACQUISITION OF THE PARTNERSHIP INTERESTS. Subject to the terms and conditions of this Agreement, the Purchaser, the Holders and the Company agree to effect the following transactions at the Closing:

               6.1   Conditions. The Purchaser, the Holders and the Company will
                     ----------
deliver to the other appropriate evidence of the satisfaction of the conditions to their respective obligations hereunder.

               6.2   Acquisition Transactions.
                     ------------------------

                     (a) At the Effective Time, the Company will be merged with and into the Purchaser pursuant to the provisions and with the effect provided in the general corporation laws of the State of Maryland and State of Delaware. The parties shall prepare and execute appropriate merger documents under the corporate laws of Maryland and Delaware, containing the terms provided in this Agreement, including the Articles and

Certificate of Merger which shall be filed with the Maryland State Department of Assessments and Taxation and with the Secretary of State of the State of Delaware on the Closing Date. The Purchaser shall be the surviving corporation in the Merger.

                     (b) At the Partnership Effective Time (together with the Company Effective Time, the "Effective Time"), the Holders will sell and transfer and the Purchaser will acquire the Partnership Interests pursuant to the provisions and with the effect provided in the general corporate and partnership laws of the State of Maryland and the State of Delaware. The parties shall prepare and execute appropriate acquisition documents under the corporate and partnership laws of Maryland and Delaware, containing the terms provided in this Agreement, including a General Assignment and Bill of Sale and an Assignment and Assumption Agreement on the Closing Date. The Purchaser shall be the sole owner of the Partnership from and after the Partnership Effective Time.

               6.3   Purchaser Common Stock; Conversion of Company Common Stock.
                     ----------------------------------------------------------

                     (a) As a result of the Merger and without any action by the holders thereof, all of the shares of the issued and outstanding equity interests of the Company immediately prior to the Merger, and all rights in respect thereof, shall be converted into an aggregate of Forty Thousand Eight Hundred Sixty One (40,861) shares of Common Stock of Sylvan ("Purchaser Common Stock"), par value $0.01 per share (collectively, the "Merger Shares"). The allocation of the Merger Shares to the Holders shall be in accordance with each of the Holder's respective ownership interests in the Company, as set forth in
Section 2.1 of the Company Disclosure Schedule.

                     (b) In order to effect such conversion, (i) the Holders will deliver to the Purchaser at the Closing certificates in due and proper form representing all of the issued and outstanding shares of Company Common Stock and (ii) the Purchaser shall deliver to each of the Holders a certificate or certificates, in due and proper form, representing the number of shares of Purchaser Common Stock to which each of such Holders is entitled as a result of the Merger. All Purchaser Common Stock issued pursuant to the Merger shall be fully paid and non-assessable.

               6.4   Purchaser Common Stock; Acquisition of Partnership
                     --------------------------------------------------
Interests.
---------

                     (a) At the Closing, the Holders will sell and transfer to Purchaser, and Purchaser will purchase from the Holders, all of the Partnership Interests owned by the Holders. As payment for the acquisition of the Partnership Interests from the Holders, the Purchaser shall issue and deliver to the Holders an aggregate of Two Thousand Four Hundred and Three (2,403) shares of Purchaser Common Stock (collectively, the "Acquisition Shares"). The allocation of the Acquisition Shares to the Holders shall be in accordance with each of the Holder's respective Partnership Interests, as set forth in Section
2.1 of the Company Disclosure Schedule.

                     (b) In order to effect such acquisition, (i) the Holders will deliver to the Purchaser at the Closing certificates in due and proper form representing all of the Partnership Interests, duly endorsed and (ii) the Purchaser shall deliver to each of the Holders a certificate or certificates, in due and proper form, representing the number of shares of Purchaser Common Stock to which each of such Holders is entitled in connection with the Partnership Acquisition. All Purchaser Common Stock issued pursuant to the Partnership Acquisition shall be fully paid and non-assessable.

               6.5   Closing.  The closing (the "Closing") of the transactions
                     -------
contemplated by this Agreement shall take place at the offices of Piper & Marbury L.L.P., Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201 beginning at 10:00 a.m. on December 10, 1997, or at such other time and place as may be agreed upon in writing by the Purchaser, the Company and the Holders (the "Closing Date").

          7. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. Unless waived by the Purchaser in writing in its sole discretion, all obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

               7.1   Covenants and Representations of the Company and the
                     ----------------------------------------------------
Holders. The Company and the Holders shall have executed all agreements
-------
contemplated by this Agreement and the Closing Documents to be executed on or prior to Closing and shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required thereby to be performed or complied with by them on or prior to Closing. All representations and warranties of the Company and each of the Holders shall be true and correct as if made for the first time on the Closing Date.

               7.2   Approvals of Governmental Authorities.  All governmental
                     -------------------------------------
approvals necessary or advisable in the opinion of the Purchaser's counsel to consummate the transactions contemplated by this Agreement shall have been received.

               7.3   No Adverse Proceedings or Events.  Except for those matters
                     --------------------------------
disclosed in Section 7.3 of the Seller Disclosure Schedule, no suit, action or other proceeding against the Company or its officers or directors, the Partnership or its officers or directors, or the Holders, shall be threatened or pending before any court or governmental agency including any in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

               7.4   Consents and Actions; Contracts. All requisite consents of
                     -------------------------------
any third parties and other actions which the Company and the Holders have covenanted to use its best efforts to obtain and take under Section 5.1 hereof shall have been obtained and completed. All material contracts and agreements of the Company and the Partnership, including, without limitation, all contracts and agreements listed on Section 2.6 of the Seller Disclosure Schedule, shall be in full force and effect and shall not be affected by the consummation of the transactions contemplated hereby.

               7.5   Employee Matters. The persons listed in Section 2.14(v) of
                     ----------------
the Seller Disclosure Schedule shall each have become employees of the Purchaser; Purchaser shall have employed such of the Company's current employees as the Purchaser, in its sole discretion, shall deem necessary to provide the services called for by the Educational Contracts; Purchaser shall be satisfied with the terms of employment (including salaries and benefits) of such employees; and there shall be no employment agreements between the Purchaser and any such employees.

               7.6   Lease.  The Holders and the Purchaser shall have entered
                     -----
into the lease referred to in Section 5.4 of this Agreement.

               7.7   Bill of Sale. The Holders shall have executed and delivered
                     ------------
an Bill of Sale in a form reasonably satisfactory to the Purchaser, evidencing the sale of the Partnership Interests to the Purchaser.

               7.8   Other Evidence.  The Purchaser shall have received from the
                     --------------
Company and each of the Holders such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the stockholders of the Company or of the partners of the Partnership, as the Purchaser reasonably shall request.

               7.9   Accountant Pooling Letter.  Purchaser shall have received a
                     -------------------------
letter from Ernst & Young LLP that the transactions contemplated herein may be accounted for as a pooling of interests, as defined in Accounting Principles Board Opinion No. 16.

               7.10  Projections. Purchaser shall have received from the Holders
                     -----------
written projections of the Company's revenue for the 1997/1998 school year.

      8. CONDITIONS TO THE COMPANY'S AND THE HOLDERS' OBLIGATIONS. Unless waived in writing by the Company and the Holders in their discretion, all obligations of the Company and the Holders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          8.1   Covenants and Representations of the Purchaser.  The Purchaser
                -----------------------------------------------
shall have executed all agreements contemplated by this Agreement and the Closing Documents to be executed on or prior to Closing and shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required thereby to be performed or complied with by them on or prior to Closing. All representations and warranties of the Purchaser shall be true and correct as if made for the first time on the Closing Date.

          8.2   No Adverse Proceedings or Events.  No suit, action or other
                --------------------------------
proceeding against the Company, the Partnership or the Purchaser, or their respective officers or directors or employees, or either of the Holders, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          8.3   Consents and Actions.  All requisite consents of any third
                --------------------
parties and other actions which the Purchaser has covenanted to use its best efforts to obtain and take under Section 4.3 of this Agreement shall have been obtained and completed.

          8.4   Other Evidence.  The Company, the Partnership and the Holders
                --------------
shall have received from the Purchaser such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors of the Purchaser, as the Company, the Partnership and the Holders reasonably shall request.

          8.5  Approvals of Governmental Authorities.  All governmental
               -------------------------------------
approvals necessary or advisable in the opinion of the Holders to consummate the transactions contemplated by this Agreement, shall have been received.

     9.   INDEMNIFICATION.

          9.1.  Indemnification by the Holders.  Each of the Holders, jointly
                ------------------------------
and severally (except that indemnity shall be several and not joint with respect to any representation and warranty or covenant made by the Holders severally and not jointly), hereby covenants and agrees to indemnify and hold harmless the Purchaser and its respective successors and assigns, at all times from and after the Closing Date against and in respect of the following:

          (a) any liability, loss, damage, expense or other cost resulting from any misrepresentation, breach of representation or warranty or breach or non-fulfillment of any agreement or covenant on the part of the Company or either of the Holders under this Agreement, or from any inaccuracy or misrepresentation in or omission from the Seller Disclosure Schedule, any certificate or other instrument or document furnished or to be furnished by the Company or either of the Holders hereunder;

          (b) any loss, damage, expense or other cost which arises out of any liabilities or obligations of the Company, the Partnership or either of the Holders (including federal, state or local income and other taxes, if applicable) incurred prior to the Closing (but only to the extent that such liabilities and obligations should have been shown or provided for in the Audited Financial Statements or the Unaudited Balance Sheet and are not so shown, provided for or reserved against) arising from operations of the Company or the Partnership.

          (c) any additional federal, state or local income and other taxes assessed against the Purchaser as successor in interest to the Company and the Partnership.

               (d) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, and expenses, including without limitation reasonable attorneys' fees and expenses, of any nature incident to any of the matters indemnified against pursuant to this Section 9.1, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Purchaser hereunder.

          9.2  Indemnification Procedure.  The procedure for indemnification of
               -------------------------
parties under Section 9.1 shall be as follows:

     (a) If at any time the Purchaser is entitled to indemnification hereunder (the "Indemnitee") shall receive notice of any state of facts that have resulted
      ----------
or may result in a Loss, the Indemnitee shall promptly give written notice (a "Notice of Claim") to the Holders obligated to provide indemnification (the
----------------
"Indemnitor") of the discovery of such potential or actual Loss.  A Notice of
-----------
Claim shall set forth (x) a brief description of the nature of the potential or actual Loss, and (y) the total amount of Loss anticipated (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Upon receipt of a Notice of Claim, the Indemnitor may elect to cure the event of Loss within 90 days after the date of receipt of the Notice of Claim. Except for a failure to deliver a Notice of Claim within the applicable survival period as provided under Section 10 (which failure shall constitute a complete defense) the Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

     (b) The Indemnitor shall accept or reject any Loss as to which a Notice of Claim is sent by the Indemnitee by giving written notice of such acceptance or rejection to the Indemnitee within 30 days after the date of receipt of the Notice of Claim. Failure of the Indemnitor to reject a Loss within 30 days of receipt of the Notice of Claim, shall be conclusive evidence of the Indemnitor's acceptance of his responsibility to indemnify the Indemnitee against such Loss. Even if the Indemnitor assumes the defense thereof, the Indemnitee shall have the right to settle any matter for which a claim for indemnification is made hereunder upon notice to the Indemnitor and by waiving any right against the Indemnitor with respect to such matter.

     (c) If any Notice of Claim relates to any claim made against an Indemnitee by any third person, the Notice of Claim shall state the nature, basis and amount of such claim. The Indemnitor shall have the right, at its election, by written notice given to the Indemnitee, to assume the defense of the claim as to which such notice has been given with counsel reasonably acceptable to the Indemnitee. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate with the Indemnitor in the defense of such claim, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith (after having so elected), the Indemnitee may, at the Indemnitor's expense, assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion.

     (d) In the event there arises a dispute between the parties as to whether a Loss is required to be indemnified pursuant to this Section 9.1, the parties agree to resolve such dispute in accordance with the provisions of Section 9.2(e).

     (e) Holders and the Purchaser agree that any controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by arbitration in accordance with the National Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereover. In reaching its decision, the arbitrator shall have no authority to change or modify any provision of this Agreement.

          9.3  Indemnification by the Purchaser.  The Purchaser hereby covenants
               --------------------------------
and agrees to indemnify and hold harmless each of the Holders, their successors and assigns, at all times from and after the Closing Date, against and in respect of the following:

               (a) any liability, loss, damage or expense resulting from any misrepresentation, breach of representation or warranty or breach or non-fulfillment of any agreement or covenant on the part of the Purchaser under this Agreement, or from any inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Purchaser hereunder; and

               (b) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys' fees and expenses, of any nature incident to any of the matters indemnified against pursuant to this Section 9.3, including without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Holders hereunder.

          The Holders shall promptly notify the Purchaser of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and thereafter the Purchaser shall have the right to defend, compromise and settle such matter, provided that the Purchaser takes all such actions as are necessary to cause the Holders not to be required to pay any cost or expense in connection therewith.


               10. SURVIVAL. The representations, warranties and agreements made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith, including the indemnification obligations of the Holders and the Purchaser set forth in Section 9 hereof, shall survive the Closing under this Agreement regardless of any investigation made by the party making claim hereunder, except that, subject to the provisions of the next sentence, neither the Purchaser, on the one hand, nor the Holders, on the other hand, shall have any liability with respect to any matter if notice of a claim has not been provided on or prior to the third anniversary of the date of this Agreement. Notwithstanding the foregoing, (i) any indemnification obligations of the Holders relating to federal, state or local tax matters or environmental matters of any sort shall continue in full force and effect without limitation until expiration of the statute of limitations applicable to such tax or environmental matters, (ii) the representation and warranty contained in Sections 3.1, 3.3 or 3.6 and any indemnification obligations of the Holders in connection therewith shall continue in full force and effect without any limitation, and (iii) any claims, actions or suits based upon fraud, willful misconduct or negligent or intentional misrepresentation on the Purchaser or any representative of it, on the one hand, and the Company, the Partnership and the Holders, on the other hand, shall continue in full force and effect without limitation until expiration of the statute of limitations applicable thereto.


          11.  REGISTRATION RIGHTS.

          11.1 Registration Procedures and Expenses.  Purchaser acknowledges
               ------------------------------------
the importance of the Holders being able to sell the Merger Shares and the Acquisition Shares on the open market as soon as reasonably possible. Accordingly, the Purchaser agrees with Mr. Celidonio and Mr. Donohue that the Purchaser shall:

               (a) subject to receipt of necessary information from the Holders, as soon as reasonably possible after the date which the Purchaser can incorporate by reference into a registration statement on Form S-3 either a Quarterly Report on Form 10-Q or, if required by paragraph (b) below, a Current Report on Form 8-K of the Purchaser that includes at least 30 days of combined operating results subsequent to the Effective Time ("Reporting Date"), prepare and use its best efforts to file with the Commission a registration statement on Form S-3 which meets the requirements of Rule 415 promulgated under the Securities Act (the "Shelf Registration Statement") covering the sale by the Holders from time to time of the Merger Shares issuable to them hereunder (the "Registrable Shares") and will use its best efforts to have the Shelf Registration Statement declared effective by the Commission as soon after filing as possible;

          (b) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement relating to the Registrable Shares and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement relating to the Registrable Shares effective until the date on which the Purchaser Common Stock registered by the Shelf Registration Statement relating to the Registrable Shares has been sold;

          (c) during the period referred to in (b) above, prepare and promptly file with the Commission, and promptly notify the Holders of the filing of, such amendment or supplement to the Shelf Registration Statement relating to the Registrable Shares and the prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Purchaser Common Stock is required to be delivered under the Securities Act, any event has occurred the result of which is that any such prospectus then in effect would include or incorporate an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

          (d) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Shelf Registration Statement relating to the Registrable Shares or the initiation or threatening of any proceeding for that purpose and promptly use its diligent best efforts to prevent the issuance of any stop order and to obtain its withdrawal if such stop order should be issued;

          (e) furnish to the Holders with respect to the Purchaser Common Stock registered under the Shelf Registration Statement relating to the Registrable Shares such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Holders may reasonably request (but in no event more than 50), in order to facilitate the public sale or other disposition of all or any of the registered Purchaser Common Stock by the Holders; provided, however, that the
                                                  --------  -------
obligation of Purchaser to deliver copies of prospectuses or preliminary prospectuses to the Holders shall be subject to the receipt by the Purchaser of reasonable assurances from the Holders that the Holders will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (f) file documents required of Purchaser for normal blue sky clearance in states reasonably specified in writing by the Holders, provided, however, that Purchaser shall not be required to qualify to do business or consent generally to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

          (g) bear all expenses in connection with the procedures in paragraphs
(a) through (f) of this Section 11.1 and the registration of the Purchaser Common Stock pursuant to the Shelf Registration Statement relating to the Registrable Shares, other than fees and expenses, if any, of counsel or other advisers to the Holders;

          (h) at all times take such actions as are commercially reasonable to cause the Purchaser to continue to satisfy the "Registrant Requirements" set forth in the General Instructions to the Form S-3 (and the Purchaser represents and warrants that it currently satisfies such Registrant Requirements); and

          (i) cause the Registrable Shares be included and authorized for quotation in the NASDAQ National Market System.


          11.2  Engagement of Underwriters.  The parties hereto agree that the
                --------------------------
Purchaser shall have no obligation to (i) conduct, arrange or coordinate any distribution or sales activities on behalf of the Holders with respect to the Purchaser Common Stock other than as set forth in Section 11.1 above or (ii) retain any underwriter(s) in connection with the registration and/or distribution of the Purchaser Common Stock pursuant to this Section 11. The Holders agree that: (i) any underwriter(s) or counsel engaged in connection with the registration or distribution of the Purchaser Common Stock required to be registered pursuant to this Section 11 will be retained by and at the sole expense of the Holders, (ii) any such underwriter must be reasonably acceptable to Purchaser and (iii) any discounts or commissions payable to such underwriter(s) shall also be an expense solely of the Holders. In the event the Holders engage one or more underwriters pursuant to this Section 11.2, each of the Holders shall enter into an underwriting agreement with the managing or lead managing underwriter in the form customarily used by such underwriter with such changes thereto as the parties thereto shall agree; and, further, shall provide to such underwriter any documents or other information as is necessary, in the underwriter's reasonable opinion, to facilitate the effectiveness of the Shelf Registration Statement relating to the Registrable Shares and the completion of the distribution of the Purchaser Common Stock so registered.

          11.3  Indemnification With Respect to Shelf Registration Statements.
                -------------------------------------------------------------
Purchaser hereby agrees to indemnify the Holders against liability arising out of or based upon any untrue statement or alleged untrue statement of material fact in any Shelf Registration Statement filed by Purchaser pursuant hereto, or the omission or alleged omission to state or incorporate by reference in such Shelf Registration Statement any material fact required to be stated therein or necessary in order to make the statements therein not misleading, other than any such statement included or incorporated by reference in, or omitted from, the Shelf Registration Statement by Purchaser in reliance upon and in conformity with written information furnished to Purchaser specifically for use therein by or on behalf of the Holders. The Holders hereby agree to indemnify Purchaser against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in any Shelf Registration Statement or the omission or alleged omission to state or incorporate by reference therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, if such statement or omission was made by Purchaser in reliance upon and in conformity with written information furnished to Purchaser by the Holders for use or incorporation by reference in such Shelf Registration Statement.

     12.  OTHER AGREEMENTS.

          12.1  Access.  Each of the Holders and the Company will, and will
                ------
cause their respective affiliates, directors, officers, employees and agents to, afford to the Purchaser and its advisors, officers, employees and agents reasonable access at all reasonable times to the Company's and the Partnership's officers, employees, agents, properties, books, records and contracts and will furnish to the Purchaser and its advisors all financial, operating and other data and information relating to the Company and the Partnership as the Purchaser or its advisors may reasonably request, and the Purchaser will, and will cause its affiliates, directors, officers, employees and agents to, afford to the Holders and their respective advisors, officers, employees and agents reasonable access at all reasonable time to the Purchaser's officers, employees, agents, properties, books, records and contracts and will furnish to the Holders and their respective advisors all financial, operating and other data and information relating to the Purchaser as the Holders or their respective advisors may reasonably request. Except as otherwise required by law, the Purchaser and the Holders agree that they and their respective officers, employees, agents and advisors (i) will use any such information acquired from the other solely for the purpose of due diligence review and for no other purpose, (ii) will maintain such information confidential, (iii) will not at any time or in any manner, directly or indirectly, disclose to any person any or all of such information (other than for the purpose of due diligence review, (iv) will not use for their benefit or the benefit of any third party any such information (other than benefits resulting from the consummation of the Acquisition Transactions and (v) upon the termination of this Agreement and the Acquisition Transactions will either (A) deliver to the party that originally provided it all such information, including originals or copies thereof, that are in the possession of such party or its officers, employees, agents and advisors or (B) certify to each such party that such information has been destroyed.

          12.2  Public Statements.  Neither the Company nor the Holders, from
                -----------------
and after the date of this Agreement shall, nor the Purchaser (in either case, an "Announcing Party"), from and after the date of this Agreement until the Effective Time shall make any public announcement or other disclosure concerning this Agreement or the Acquisition Transactions without the prior consent of the other (the "Reviewing Party") as to form, content and timing; provided, however, that the consent of the Reviewing Party shall not be unreasonably withheld and, if upon advice of legal counsel, the Announcing Party determines that public announcement or disclosure is required by law or any securities exchange on which the Announcing Party's stock is listed and the Reviewing Party fails to give its consent in a timely manner (considering the circumstances), the Announcing Party shall not be prohibited from disseminating and/or filing the public announcement or disclosure without obtaining such consent.

          12.3 Dispositions of Purchaser Common Stock; Other Actions.  Each of
               -----------------------------------------------------
the Holders agrees not to (i) sell, pledge, hypothecate, hedge or in any manner transfer or dispose of the shares of Purchaser Common Stock acquired pursuant to this Agreement until the Shelf Registration Statement relating to such shares has been declared effective with the Commission nor (ii) take any other action which could prevent the Purchaser from treating the Acquisition Transactions as a pooling of interests for accounting purposes.


          13. CONFIDENTIALITY. After the date hereof, the Holders will hold in confidence and not reveal to any third parties any knowledge or information of a confidential nature with respect to the business, products, know-how and methods of operation of the Company, the Partnership or the Purchaser, and will not disclose, publish or make use of the same, provided, however, that the foregoing shall not be applicable to any disclosure or use of confidential information or knowledge that can be demonstrated to have (i) been publicly known prior to the date of this Agreement, (ii) become well known by publication or otherwise not due to the unauthorized act or omission on the part of the Holders, or (iii) been supplied to the Holders by a third party without violation of the rights of the Company or the Purchaser or any other party. The parties agree that the remedy at law for any breach by the Holders of this Section 13 shall be inadequate and that the aggrieved party shall be entitled to injunctive relief in addition to any other remedy.

          14. EXPENSES. Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated. It is expressly understood that the Holders will bear, and will not cause the Purchaser to pay the fees and other expenses of counsel and financial advisors to the Company, the Partnership and the Holders or other types of fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Holders will bear the cost of furnishing the Audited Financial Statements.

          15. NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, (a) if to the Purchaser, shall be addressed to:

               B. Lee McGee
               Sylvan Learning Systems, Inc.
               1000 Lancaster Street
               Baltimore, Maryland 21202

               with a copy to:

               Richard C. Tilghman, Jr., Esquire
               Piper & Marbury L.L.P.
               36 South Charles Street
               Baltimore, Maryland  21201

     (b) if to the Company or the Holders, shall be addressed to:

               Mr. Vincent J. Donohue
               Mr. Ralph J. Celidonio
               Education and Training Consultants of Pennsylvania Inc. 1229 Sylvan Road

               West Chester, Pennsylvania  19382

          All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or by overnight delivery or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

          16. TERMINATION. The parties, by mutual written consent, may terminate this Agreement at any time prior to the Closing and, unless otherwise specifically provided in such consent, any such termination shall be without liability on the part of any party hereto. The Purchaser may elect to terminate this Agreement and the Acquisition Transactions in the event that any condition for its obligation to close has not been met or waived by it in its sole discretion and the Acquisition Transactions shall not have become effective on or before December 16, 1997. Any such termination shall be without liability to the Company, the Partnership or the Holders, except to the extent that there shall have occurred any willful or intentional breach of this Agreement or any intentional misrepresentation or breach of warranty, as to each of which all legal remedies of the party adversely affected shall survive and be enforceable.

          17. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

          18. GENERAL. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

          IN WITNESS WHEREOF, the Purchaser, the Company and the Holders have caused this Agreement to be duly executed and their respective seals to be hereunto affixed as of the date first above written.

     ATTEST:                     SYLVAN LEARNING SYSTEMS, INC.


                                 By:
     --------------------------     -----------------------------

     ATTEST:                     EDUCATION AND TRAINING CONSULTANTS OF
                                 PENNSYLVANIA,  INC.


                                 By:
     --------------------------     -----------------------------

     WITNESS:                    HOLDERS:


                                                            (Seal)
     --------------------------- ---------------------------
                                 Ralph Celidonio


                                                            (Seal)
     --------------------------- ---------------------------
                                 Vince Donohue